UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2025

Global Net Lease, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-37390	45-2771978
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

650 Fifth Avenue, 30th Floor
New York, New York	10019
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (332) 265-2020

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	GNL	New York Stock Exchange
7.25% Series A Cumulative Redeemable Preferred Stock, $0.01 par value per share	GNL-PA	New York Stock Exchange
6.875% Series B Cumulative Redeemable Perpetual Preferred Stock, $0.01 par value per share	GNL-PB	New York Stock Exchange
7.50% Series D Cumulative Redeemable Perpetual Preferred Stock, $0.01 par value per share	GNL-PD	New York Stock Exchange
7.375% Series E Cumulative Redeemable Perpetual Preferred Stock, $0.01 par value per share	GNL-PE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01 Entry into a Material Definitive Agreement.

On November 7, 2025, in connection with the expiration of its universal shelf registration statement on Form S-3 (File No. 333-268150), Global Net Lease, Inc. (the “Company”) filed with the Securities and Exchange Commission a prospectus supplement to the prospectus contained in the Company’s effective Registration Statement on Form S-3 (File No. 333-286918) to replace the offering programs that were previously registered under the expired registration statement, which also were terminated as described in Item 1.02 of this Current Report on Form 8-K below.

Entry into Equity Sales Agreement and Master Forward Confirmations

On November 7, 2025, the Company and Global Net Lease Operating Partnership, L.P. (the “Operating Partnership”) entered into an ATM Equity Offering Sales Agreement (the “Equity Sales Agreement”) with BofA Securities, Inc., BMO Capital Markets Corp., Citizens JMP Securities, LLC, KeyBanc Capital Markets Inc., M&T Securities, Inc., Truist Securities, Inc., Huntington Securities, Inc., BTIG, LLC, Colliers Securities LLC and Nomura Securities International, Inc. (acting through BTIG, LLC as agent), as sales agents (except in the case of Nomura Securities International, Inc.), principals (except in the case of Nomura Securities International, Inc.) and/or Forward Sellers (as defined below) (except in the case of BTIG, LLC, Colliers Securities LLC and M&T Securities, Inc.) (in any such capacity, each an “Agent,” and, collectively, the “Agents”) and the Forward Purchasers (as defined below). Pursuant to the Equity Sales Agreement, shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”), having an aggregate gross sales price of up to $300.0 million (the “Shares”) may be offered and sold from time to time. Pursuant to the terms of the Equity Sales Agreement, the Agents will act as the Company’s sales agents or, when acting as forward sellers (except in the case of BTIG, LLC, Colliers Securities LLC and M&T Securities, Inc.), as agents for the relevant Forward Purchaser, in connection with any offerings of Shares. The Company may also sell Shares to an Agent as principal for its own account. The Agents party to the Equity Sales Agreement include banks that recently participated in the August 2025 refinancing of the Company’s senior unsecured multi-currency revolving credit facility.

The Company also entered into separate master forward confirmations on November 7, 2025 (each a “Master Forward Confirmation”) between the Company and each of Bank of America, N.A., Bank of Montreal, Citizens JMP Securities, LLC, Huntington Securities, Inc., KeyBanc Capital Markets Inc., Nomura Global Financial Products, Inc. and Truist Bank (in such capacity, each a “Forward Purchaser” and, collectively, the “Forward Purchasers”).

The sales, if any, of the Shares under the Equity Sales Agreement will be made in “at the market” offerings as defined in Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”), including sales made by means of ordinary brokers’ transactions on the New York Stock Exchange, or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices, by privately negotiated transactions (including block sales) or by any other methods permitted by applicable law.

The Equity Sales Agreement contemplates that, in addition to the issuance and sale of the Shares through or to the Agents, the Company may enter into one or more separate forward sale agreements pursuant to a Master Forward Confirmation and related supplemental confirmations. If the Company enters into a forward sale agreement with any Forward Purchaser, it expects that such Forward Purchaser or one of its affiliates will attempt to borrow from third parties and sell, through the relevant Agent, acting as sales agent for such Forward Purchaser (in such capacity, a “Forward Seller”), shares of Common Stock to hedge such Forward Purchaser’s exposure under such forward sale agreement. The Company will not initially receive any proceeds from any sale of borrowed shares of Common Stock through an Agent as a Forward Seller.

The Company currently expects to fully physically settle each forward sale agreement, if any, with the relevant Forward Purchaser on one or more dates specified by the Company on or prior to the maturity date of such forward sale agreement, in which case it expects to receive aggregate net cash proceeds on each settlement date equal to the number of Shares underlying such forward sale agreement that are being settled multiplied by the relevant forward sale price per share. However, subject to certain exceptions, the Company may also elect, in its sole discretion, to cash settle or net share settle all or any portion of its obligations under any forward sale agreement, in which case the Company may not receive any proceeds (in the case of cash settlement) or will not receive any proceeds (in the case of net share settlement), and the Company may owe cash (in the case of cash settlement) or shares of Common Stock (in the case of net share settlement) to the relevant Forward Purchaser.

The Agents are not required to sell any specific number or dollar amount of Common Stock, but each Agent will, subject to the terms and conditions of the Equity Sales Agreement, use its commercially reasonable efforts, consistent with its normal trading and sales practices and applicable laws and regulations, to sell the Shares designated by the Company and, in the case of shares of Common Stock offered through such Agent as a Forward Seller, the relevant Forward Purchaser from time to time.

Each Agent will receive from the Company a commission that will not exceed, but may be lower than, 2.0% of the gross sales price of shares of Common Stock sold through it as the Company’s sales agent. In connection with each forward sale agreement, the Company will pay the applicable Agent, as a Forward Seller, a commission, in the form of a reduction to the initial forward sale price under the related forward sale agreement, at a mutually agreed rate that will not exceed, but may be lower than, 2.0% of the initial forward sale price. The initial forward sale price is based on the gross sales price of the borrowed shares of Common Stock sold through such Agent, as Forward Seller, during the applicable forward selling period for such shares, subject to certain adjustments during that period.

Under the terms of the Equity Sales Agreement, the Company may also sell shares of Common Stock to one or more of the Agents as principal, at a price to be agreed upon at the time of sale. If the Company sells shares of Common Stock to one or more of the Agents as principal, it will enter into a separate terms agreement with such Agent or Agents, as the case may be. In any such sale to an Agent as principal, the Company may agree to pay the applicable Agent a commission or underwriting discount that may exceed 2.0% of the gross sales price per share of Common Stock sold to such Agent as principal.

The Equity Sales Agreement contains customary representations, warranties and covenants of the Company and the Operating Partnership, and the Company and the Operating Partnership have agreed to indemnify the Agents and the Forward Purchasers against certain liabilities, including liabilities under the Securities Act.

The Company intends to use the net proceeds from any sales of Shares or upon physical settlement of any forward sale agreement it may enter into with any of the Forward Purchasers for general corporate purposes, including funding property acquisitions, repaying outstanding indebtedness (including borrowings under the Company’s senior unsecured multi-currency revolving credit facility), and for working capital.

A copy of the opinion of Venable LLP relating to the Shares is attached to this Current Report on Form 8-K as Exhibit 5.1.

A copy of the Equity Sales Agreement, including the form of Master Forward Confirmation, is filed as Exhibit 1.1 to this Current Report on Form 8-K, and the description of the material terms of the Equity Sales Agreement and the Master Forward Confirmation in this Item 1.01 is qualified in its entirety by reference to the Equity Sales Agreement, including the form of Master Forward Confirmation, which is incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

Termination of February 2019 Equity Distribution Agreement

As previously disclosed, the Company is a party to that certain Equity Distribution Agreement, dated as of February 28, 2019, as amended by Amendment No. 1 to Equity Distribution Agreement, dated as of May 9, 2019, Amendment No. 2 to Equity Distribution Agreement, dated as of June 21, 2019, Amendment No. 3 to Equity Distribution Agreement, dated as of November 12, 2019, Amendment No. 4 to Equity Distribution Agreement, dated as of March 19, 2021, Amendment No. 5 to Equity Distribution Agreement, dated as of November 5, 2021, Amendment No. 6 to Equity Distribution Agreement, dated as of February 25, 2022, Amendment No. 7 to Equity Distribution Agreement, dated as of August 5, 2022, Amendment No. 8 to Equity Distribution Agreement, dated as of November 4, 2022, and Amendment No. 9 to Equity Distribution Agreement, dated as of November 9, 2023 (the “February 2019 Equity Distribution Agreement”), by and among the Company and the Operating Partnership, on the one hand, and BMO Capital Markets Corp., KeyBanc Capital Markets Inc., B. Riley Securities, Inc., Capital One Securities, Inc., Citizens JMP Securities, LLC, SMBC Nikko Securities America, Inc., Truist Securities, Inc., Huntington Securities, Inc., Mizuho Securities USA LLC, Barclays Capital Inc., SG Americas Securities, LLC, Ladenburg Thalmann & Co. Inc., UBS Securities LLC and Synovus Securities, Inc., relating to the Company’s “at-the-market” offering program providing for the issuance and sale, from time to time, of its Common Stock having an aggregate offering price of up to $285.0 million.

On November 4, 2025, the Company terminated the February 2019 Equity Distribution Agreement effective as of such date in connection with the expiration of its universal shelf registration statement on Form S-3 (File No. 333-268150), which registered shares of Common Stock that the Company may have issued and sold pursuant to the February 2019 Equity Distribution Agreement. The Company is not subject to any termination penalties related to the termination of the February 2019 Equity Distribution Agreement. Following the termination, no further offers or sales of Common Stock will be made under the February 2019 Equity Distribution Agreement.

Termination of December 2019 Equity Distribution Agreement

As previously disclosed, the Company is a party to that certain Equity Distribution Agreement, dated as of December 13, 2019, as amended by Amendment No. 1 to Equity Distribution Agreement, dated as of August 6, 2021, and Amendment No. 2 to Equity Distribution Agreement, dated as of November 4, 2022 (the “December 2019 Equity Distribution Agreement”), by and among the Company and the Operating Partnership, on the one hand, and BMO Capital Markets Corp., B. Riley Securities, Inc., KeyBanc Capital Markets Inc., Ladenburg Thalmann & Co. Inc. and Barclays Capital Inc. relating to the Company’s “at-the-market” offering program providing for the issuance and sale, from time to time, of its Company’s 6.875% Series B Cumulative Redeemable Perpetual Preferred Stock, $0.01 par value per share (the “Series B Preferred Stock”) having an aggregate offering price of up to $170.0 million.

On November 4, 2025, the Company terminated the December 2019 Equity Distribution Agreement effective as of such date in connection with the expiration of its universal shelf registration statement on Form S-3 (File No. 333-268150), which registered shares of Series B Preferred Stock that the Company may have issued and sold pursuant to the December 2019 Equity Distribution Agreement. The Company is not subject to any termination penalties related to the termination of the December 2019 Equity Distribution Agreement. Following the termination, no further offers or sales of Series B Preferred Stock will be made under the December 2019 Equity Distribution Agreement.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
1.1	ATM Equity Offering Sales Agreement, dated November 7, 2025.
5.1	Opinion of Venable LLP.
23.1	Consent of Venable LLP (included in Exhibit 5.1 hereto).
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL NET LEASE, INC.

Date:	November 7, 2025	By:	/s/ Edward M. Weil, Jr.
		Name:	Edward M. Weil, Jr.
		Title:	Chief Executive Officer and President (Principal Executive Officer)